UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on July 18, 2014, AbbVie Inc. (“AbbVie”) and Shire plc (“Shire”) entered into a Co-operation Agreement (the “Co-operation Agreement”) and issued an announcement pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “U.K. Takeover Code”) in connection with the proposed combination of AbbVie with Shire (the “Combination”).  The Combination was to be implemented pursuant to a scheme of arrangement involving Shire shareholders under Companies (Jersey) Law 1991, as amended (a “Scheme of Arrangement”), and a merger involving AbbVie pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 18, 2014, by and among AbbVie, AbbVie Private Limited and AbbVie Ventures LLC.

On October 15, 2014, AbbVie’s Board of Directors withdrew its previous recommendation to AbbVie stockholders in favor of the Combination and recommended stockholders vote against the Combination.

On October 20, 2014, AbbVie and Shire entered into a Termination Agreement (the “Termination Agreement”) wherein AbbVie and Shire mutually agreed to terminate the Co-operation Agreement.  In connection with the execution of the Termination Agreement, AbbVie and Shire agreed not to proceed with the Scheme of Arrangement, and the Merger Agreement was terminated by the parties thereto.

AbbVie and Shire have agreed that the break fee of approximately $1.635 billion (the “Break Fee”) shall be paid by AbbVie.  The Termination Agreement provides that Shire’s right to receive the Break Fee shall be the sole and exclusive remedy of Shire against AbbVie for any and all losses and damages suffered in connection with the Co-operation Agreement and the transactions and other actions contemplated by the Co-operation Agreement.  The parties also agreed to mutually release each other from any and all liabilities, obligations, claims and causes of action arising out of or in connection with the Co-operation Agreement.

As previously disclosed, AbbVie entered into (i) a 364-Day Bridge Credit Agreement, dated July 17, 2014 (the “Bridge Credit Agreement”), with AbbVie Private Limited, AbbVie Holdings Private Limited and JPMorgan Chase Bank, N.A. and (ii) a Term Loan Credit Agreement, dated August 18, 2014 (the “Term Loan Credit Agreement”), with AbbVie Private Limited, AbbVie Holdings Private Limited and JPMorgan Chase Bank, N.A.  The entry into the Termination Agreement by AbbVie and Shire resulted in the occurrence of a “Mandatory Cancellation Event” under each of the Bridge Credit Agreement and the Term Loan Credit Agreement.  As a result thereof, the commitments under each of the Bridge Credit Agreement and the Term Loan Credit Agreement automatically terminated.

The foregoing description of the terms of the Termination Agreement, the Co-operation Agreement, the Bridge Credit Agreement and the Term Loan Credit Agreement are not complete and are qualified in their entirety by the terms and conditions of the full text of the Termination Agreement, attached hereto as Exhibit 10.1, the Co-operation Agreement and the Bridge Credit Agreement, each filed as an exhibit to AbbVie’s Current Report on Form 8-K filed on July 18, 2014, and the Term Loan Credit Agreement, filed as an exhibit to AbbVie’s Current Report on Form 8-K filed on August 21, 2014, which are incorporated herein by reference.

Item 8.01. Other Events.

On October 20, 2014, AbbVie issued a press release announcing that following AbbVie’s announcement that its Board of Directors had withdrawn its recommendation to AbbVie stockholders, AbbVie agreed with Shire to terminate the proposed transaction.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

As previously disclosed, AbbVie entered into a Revolving Credit Agreement, dated August 18, 2014 (the “Revolving Credit Agreement”), with AbbVie Private Limited, AbbVie Holdings Private Limited and JPMorgan Chase Bank, N.A.  The entry into the Termination Agreement by AbbVie and Shire resulted in the occurrence of a “Mandatory Cancellation Event” under the Revolving Credit Agreement, which resulted in an automatic reduction of the commitments thereunder from $4 billion to $3 billion, the release of AbbVie Private Limited and AbbVie Holdings Private Limited as obligors thereunder and the elimination of certain covenants, representations and warranties, and other provisions related to the Combination.  The closing date of the Revolving Credit Agreement remains conditioned on, among other things, certain representations being true as of such date and the absence of certain defaults, but is no longer conditioned upon satisfaction of the conditions to the closing date under the Term Loan Credit Agreement.  The foregoing description of the terms of the Revolving Credit Agreement is not complete and is qualified in its entirety by the terms and conditions of the full text of the Revolving Credit Agreement, filed as an exhibit to AbbVie’s Current Report on Form 8-K filed on August 21, 2014, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Termination Agreement, dated as of October 20, 2014, by and between AbbVie Inc. and Shire plc.

99.1	Press Release, dated October 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: October 21, 2014	By:	/s/ LAURA J. SCHUMACHER
Laura J. Schumacher
Executive Vice President, Business Development, External Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Termination Agreement, dated as of October 20, 2014, by and between AbbVie Inc. and Shire plc.

99.1	Press Release, dated October 20, 2014.